                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                               (State of Nevada)

                                   ARTICLE I
The name of this corporation shall be and is MagnoDynamic Corporation.

                                   ARTICLE II
The address of John W. Tinker, Registered Agent, is 2101 Castleberry Lane, Las Vegas, Nevada 89115.

                                  ARTICLE III
The purposes and objects of this corporation shall be to engage in any lawful activity for which corporations may be formed under the above referred to laws.

                                   ARTICLE IV
The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 shares of common stock at $0.01 cent per share.

                                   ARTICLE V
The governing board of this corporation shall be directors. The original number of directors of this corporation shall be one (1) with the provision to increase the number of directors to six (6). The first Director of this corporation is:

John W. Tinker
2101 Castleberry Lane
Las Vegas, Nevada 89115

                                   ARTICLE VI
The capital stock of this corporation has a par value of $0.01 cent per share and is fully paid and non-assessable.

                                  ARTICLE VII
The name of the incorporator of this corporation is:

John W. Tinker
2101 Castleberry Lane
Las Vegas, Nevada 89115

                                  ARTICLE VIII
This corporation shall have perpetual existence.

STATE OF NEVADA

COUNTY OF CLARK

     BE IT KNOWN that on this the 5th day of April, 1996

     BEFORE ME, a Notary Public, in and for the County of Clark, State of Nevada, personally appeared the subscriber hereto, of the full age of majority, who declared to me, Notary, in the presence of the undersigned competent witnesses, that availing himself of the provisions of the Nevada Business Corporation Law, he does hereby form a corporation under and in accordance with the forgoing Articles of Incorporation.

     THUS DONE AND SIGNED, in triplicate original, after due reading of the whole.

                                  INCORPORATOR

                              /s/ John W. Tinker
                             _____________________
                                 John W. Tinker

WITNESSES:
_____________
_____________



                               __________________
                                 NOTARY PUBLIC

[SEAL]

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)                 Filed by:

                            MAGNODYNAMIC CORPORATION
                              Name of Corporation

     We the undersigned      James C. Holcombe      and
                        ---------------------------
                        President or Vice President

            John W. Tinker           of MAGNODYNAMIC CORPORATION
    --------------------------------    ------------------------------
    Secretary or Assistant Secretary    Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 12th day of August, 1996, adopted a resolution to amend the original articles as follows:

     Article IV is hereby amended to read as follows:

     The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of Common Stock at $0.01 cent per share.



     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,605,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ James C. Holcombe
                                       -----------------------------------
                                       President or Vice President

                                        /s/ John W. Tinker
                                       -----------------------------------
                                       Secretary or Assistant Secretary
State of Nevada  )
County of Clark  ) ss.
                 )

      On August 18, 1996, personally appeared before me, a Notary Public,
James C. Holcombe & John W. Tinker who acknowledged that they executed the above instrument.

                                         /s/ Lucy C. Hartzell
                                        -----------------------------------
                                        Signature of Notary
[SEAL]

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                                       Filed by:
                           (After Issuance of Stock)

                            MAGNODYNAMIC CORPORATION
                            ------------------------
                              Name of Corporation

    We the undersigned      James C. Holcombe            and
                      -----------------------------------
                       President or Vice President

         John W. Tinker          of MAGNODYNAMIC CORPORATION
 --------------------------------  --------------------------
 Secretary or Assistant Secretary     Name of Corporation

do hereby certify:
     That the Board of Directors of said corporation at a meeting duly convened, held on the 7th day of November, 1996, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows:
     The name of this corporation shall be and is International Fuel Technology, Inc.


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,795,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                       James C. Holcombe
                                                  ---------------------------
                                                  President or Vice President

                                                        John W. Tinker
                                                --------------------------------
                                                Secretary or Assistant Secretary

State of Nevada  )
                 )ss.
County of Clark  )

     On November 12, 1996, personally appeared before me, a Notary Public, James C. Holcombe and John W. Tinker, who acknowledged that they executed the above instrument.

[SEAL] Lucy C. Hartzell
       Notary Public - Nevada
       My appt. exp. Mar. 1, 2000
       No. 9616091
       (NOTARY STAMP OR SEAL)

                                                      /s/ Lucy C. Hartzell
                                                     ---------------------
                                                      Signature of Notary

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                                       Filed by:
                           (After Issuance of Stock)

                       INTERNATIONAL FUEL TECHNOLOGY, INC
                              Name of Corporation

     We the undersigned        Charles N. Rallo        and
                        ------------------------------
                          President or Vice President


            Debra M. Nicholson        of    International Fuel Technology, Inc.
     --------------------------------    --------------------------------------
     Secretary or Assistant Secretary                Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of April, 1998, adopted a resolution to amend the original articles as follows:

     Article IV is hereby amended to read as follows:

     To raise the authorized number of shares of the corporation from 100,000,000 shares to 150,000,000 shares,

     Article V is hereby amended to read as follows:

     To increase the number of directors of the Corporation from 6 members to 9 members.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 72,000,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        Charles N. Rallo
                                        ----------------------------------
                                        President or Vice President

                                        Debra M. Nicholson
                                        ----------------------------------
                                        Secretary or Assistant Secretary
State of Nevada
         --------------------  }
County of Clark                } ss.
          -------------------  }

     On April 3, 1998, personally appeared before me, a Notary Public. Charles N. Rallo & Debra M. Nicholson who acknowledged that they executed the above instrument.

                                        Barbara J. Daniels
                                        ----------------------------------
                                        Signature of Notary
[Notary Public - SEAL]

                            CERTIFICATE OF SECRETARY



I, the undersigned, do hereby certify:

1. That I am the duly elected and acting secretary of MagnoDynamic Corporation, a Nevada corporation; and

2. That the foregoing Amended and Restated Bylaws, comprising eighteen (18) pages, constitute the Bylaws of said corporation as duly adopted and approved by the board of directors of said corporation by a Unanimous Written Consent dated as of April 15, 1996 and duly adopted and approved by the shareholders or their proxies of said corporation at a special meeting held on 22nd day of April, 1996.


IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on this the 22nd day of April, 1996.

                              /s/ John W. Tinker
                           --------------------------
                           John W. Tinker, Secretary

                                    [SEAL]